Exhibit 99.1
FOR IMMEDIATE RELEASE

MaxLinear, Inc. Announces Fourth Quarter and Fiscal Year 2025 Financial Results

•Q4 net revenue of $136.4 million, up 8% sequentially and up 48% year over year
•Fiscal year 2025 net revenue of $467.6 million, up 30% over fiscal year 2024
Carlsbad, Calif. – January 29, 2026 – MaxLinear, Inc. (Nasdaq: MXL), a leading provider of radio frequency (RF), analog, digital and mixed-signal integrated circuits, today announced financial results for the fourth quarter and fiscal year ended December 31, 2025.

Fourth Quarter Financial Highlights
GAAP basis:
•Net revenue was $136.4 million, up 8% sequentially and up 48% from the year-ago quarter.
•GAAP gross margin was 57.6%, compared to 56.9% in the prior quarter, and 55.6% in the year-ago quarter.
•GAAP operating expenses were $93.4 million in the fourth quarter, or 68% of net revenue, compared to $113.2 million in the prior quarter, or 90% of net revenue, and $92.4 million in the year-ago quarter, or 100% of net revenue.
•GAAP loss from operations was 11% of net revenue, compared to loss from operations of 33% of net revenue in the prior quarter, and loss from operations of 45% of net revenue in the year-ago quarter.
•Net cash flow provided by operating activities was $10.4 million, compared to net cash flow provided by operating activities of $10.1 million in the prior quarter, and net cash flow used in operating activities of $27.8 million in the year-ago quarter.
•GAAP diluted loss per share was $0.17, compared to diluted loss per share of $0.52 in the prior quarter, and diluted loss per share of $0.68 in the year-ago quarter.
Non-GAAP basis:
•Non-GAAP gross margin was 59.6%, compared to 59.1% in the prior quarter, and 59.1% in the year-ago quarter.
•Non-GAAP operating expenses were $59.2 million, or 43% of net revenue, compared to $59.5 million or 47% of net revenue in the prior quarter, and $61.3 million or 67% of net revenue in the year-ago quarter.
•Non-GAAP income from operations was 16% of net revenue, compared to income of 12% in the prior quarter, and loss of 7% in the year-ago quarter.
•Non-GAAP diluted earnings per share was $0.19, compared to earnings per share of $0.14 in the prior quarter, and loss per share of $0.09 in the year-ago quarter.

Fiscal Year 2025 Financial Highlights
•	Net revenue was $467.6 million, up 30% over fiscal year 2024.
•	GAAP gross margin was 56.8%, up from 54.0% in the prior year, and non-GAAP gross margin was 59.3%, down from 59.7% the prior year.
•
GAAP operating expenses were $392.7 million, or 84% of net revenue, compared to $418.1 million or 116% of net revenue in fiscal 2024, and non-GAAP operating expenses were $233.7 million, or 50% of net revenue, compared to $283.7 million or 79% of net revenue in the prior year.

•
GAAP loss from operations was 27% of net revenue, compared to GAAP loss from operations of 62% in fiscal 2024, and non-GAAP income from operations was 9% of net revenue, compared to non-GAAP loss from operations of 19% in the prior year.

•	Net cash flow provided by operations of $19.6 million, compared to net cash flow used in operations of $45.3 million in fiscal 2024.
•
GAAP diluted loss per share was $1.58 compared to GAAP diluted loss per share of $2.93 in the prior year, while non-GAAP diluted earnings per share was $0.31 compared to non-GAAP diluted loss per share of $0.90 in fiscal 2024.

Management Commentary

“Our fourth quarter and fiscal year results reflect strong sequential and year-over-year growth in our business,” said Kishore Seendripu, PhD, Chairman and CEO. “Our new products gained solid traction in the market, and we are on a strong path for sustained revenue growth and market share expansion in 2026 and 2027. We are executing against a focused strategy that is working and will drive sustained strong growth even as we continue to invest in high‑value, multi‑year growth markets where performance, power efficiency, and integration matter most. These include data center connectivity, wireless infrastructure, PON broadband access, Wi‑Fi 7, Ethernet, and storage accelerator end markets. With solid execution, we also delivered profitability and positive free cash flow ahead of our plan. During the fourth quarter, we repurchased $20 million of our common stock, reflecting our confidence in our sustained growth expectations and market momentum.”
First Quarter 2026 Business Outlook

The company expects net revenue in the first quarter of 2026 to be approximately $130 million to $140 million. The Company also estimates the following:
•GAAP gross margin of approximately 56.0% to 59.0%;
•Non-GAAP gross margin of approximately 58.0% to 61.0%;
•GAAP operating expenses of approximately $85 million to $90 million;
•Non-GAAP operating expenses of approximately $58 million to $64 million;
•GAAP interest and other expense of approximately $2.1 million to $2.7 million;
•Non-GAAP interest and other expense of approximately $2.0 million to $2.6 million;
•GAAP income tax provision of $4.0 million and non-GAAP income tax provision of $0.8 million, respectively; and
•Basic and diluted share count of approximately 88.0 million and 91.0 million, respectively.

Webcast and Conference Call
MaxLinear will host its fourth quarter financial results conference call today, January 29, 2026 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). To access this call, dial US toll free: 1-877-407-3109 / International: 1-201-493-6798. A live webcast of the conference call will be accessible from the investor relations section of the MaxLinear website at https://investors.maxlinear.com and will be archived and available after the call at https://investors.maxlinear.com until February 12, 2026. A replay of the conference call will also be available until February 12, 2026 by dialing US toll free: 1-877-660-6853 / International: 1-201-612-7415 and Conference ID#: 13757781.

Cautionary Note Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning our future financial performance (including our current guidance for first quarter 2026, including net revenue and GAAP and non-GAAP amounts for each of the following: gross margins, operating expenses, interest and other expenses, income tax provision (benefit), and diluted share counts); our potential growth and expansion, our ability to continue to grow our revenues and profitability; statements regarding our ability to broaden customer traction; statements related to new and increased content opportunities; settlement of bonus awards for our 2025 performance period; statements related to growth trends in the markets in which we operate; and statements by our Chairman and CEO. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements and our future financial performance and operating results forecasts generally. Forward-looking statements are based on management’s current, preliminary expectations and are subject to various risks and uncertainties. In particular, our future operating results are substantially dependent on our assumptions about market trends and conditions. Additional risks and uncertainties affecting our business, future operating results and financial condition include, without limitation, risks relating to: our terminated merger with Silicon Motion and related arbitration and class action complaint and the risks related to potential payment of damages; the effect of intense and increasing competition; increased tariffs, export controls or imposition of other trade barriers; impacts of global economic conditions; the cyclical nature of the semiconductor industry; a significant variance in our operating results and impact on volatility in our stock price, and our ability to sustain our current level of revenue, which has previously declined, and/or manage future growth effectively, and the impact of excess inventory in the channel on our customers’ expected demand for certain of our products and on our revenue; escalating trade wars, military conflicts and other geopolitical and economic tensions among the countries in which we conduct business; international geopolitical and military conflicts; our ability to obtain or retain government authorization to export certain of our products or technology; the loss of, or a significant reduction in orders from major customers; legal proceedings or potential violations of regulations; information technology failures; a decrease in the average selling prices of our products; failure to penetrate new applications and markets; development delays and consolidation trends in our industry; inability to make substantial and productive research and development investments; delays or expenses caused by undetected defects or bugs in our products; substantial quarterly and annual fluctuations in our revenue and operating results; failure to timely develop and introduce new or enhanced products; order and shipment uncertainties and differences between our estimates of customer demand and product mix and our actual results; failure to accurately predict our future revenue and appropriately budget expenses; lengthy and expensive customer qualification processes; customer product plan cancellations; failure to maintain compliance with government regulations; failure to attract and retain qualified personnel; any adverse impact of rising interest rates on us, our customers, and our distributors and related demand; risks related to compliance with privacy, data protection and cybersecurity laws and regulations; risks related to conforming our products to industry standards; risks related to business acquisitions and investments; claims of intellectual property infringement; our ability to protect our intellectual property; security vulnerabilities of our products; use of open source software in our products; failure to manage our relationships with, or negative impacts from, third parties; and future decisions relating to our stock repurchase program.
In addition to these risks and uncertainties, investors should review the risks and uncertainties contained in our filings with the Securities and Exchange Commission (SEC), including our Current Reports on Form 8-K, as well as the information to be set forth under the caption "Risk Factors" in MaxLinear's Annual Report on Form 10-K for the year ended December 31, 2025. All forward-looking statements are based on the estimates, projections and assumptions of management as of January 29, 2026, and MaxLinear is under no obligation (and expressly disclaims any such obligation) to update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.
Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including, but not limited to, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating expenses as a percentage of net revenue, non-GAAP income (loss) from operations, non-GAAP income (loss) from operations as percentage of revenue, non-GAAP income (loss) before income taxes, non-GAAP interest and other income (expense), non-GAAP income tax provision, non-GAAP net income (loss), non-GAAP basic and diluted earnings (loss) per share, and non-GAAP diluted share count. These supplemental measures exclude the effects of (i) stock-based compensation expense; (ii) accruals related to our performance-based bonus plan for 2025, which we intend to settle in shares of our common stock; (iii) accruals related to our performance-based bonus plan for 2024, which we settled in shares of common stock in February 2025; (iv) amortization of purchased intangible assets; (v) research and development funded by others; (vi) acquisition and integration costs related to our acquisitions, if any, including costs incurred related to the termination of the previously pending (now terminated) merger with Silicon Motion; (vii) impairment losses; (viii) severance and other restructuring charges; (ix) other non-recurring interest and other income (expenses), net, attributable to acquisitions;

and (x) non-cash income tax benefits and expenses. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for the comparable GAAP financial measures. Non-GAAP financial measures are subject to limitations and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our GAAP results of operations. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.
We believe that non-GAAP financial measures can provide useful information to both management and investors by excluding certain non-cash and other one-time expenses that we believe are not indicative of our core operating results. Among other uses, our management uses non-GAAP measures to compare our performance relative to forecasts and strategic plans and to benchmark our performance externally against competitors. In addition, management’s incentive compensation will be determined in part using these non-GAAP measures because we believe non-GAAP measures better reflect our core operating performance.
The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:
Stock-based compensation expense relates to equity incentive awards granted to our employees, directors, and consultants. Our equity incentive plans are important components of our employee incentive compensation arrangements and are reflected as expenses in our GAAP results. Stock-based compensation expense has been and will continue to be a significant recurring expense for MaxLinear. While we include the dilutive impact of equity awards in weighted average shares outstanding, the expense associated with stock-based awards reflects a non-cash charge that we exclude from non-GAAP net income or loss.
Performance-based equity consists of accruals related to our executive and non-executive bonus programs and have been excluded from our non-GAAP net income or loss for all periods reported. Bonus payments for the 2024 performance periods were settled through the issuance of shares of common stock under our equity incentive plans in February 2025. We currently expect that a substantial portion of bonus awards under our fiscal 2025 program will be settled in common stock in the first quarter of fiscal 2026.
Expenses incurred in relation to acquisitions include amortization of purchased intangible assets and acquisition and integration costs primarily consisting of professional and consulting fees, including costs incurred related to the termination of the previously pending (now terminated) merger with Silicon Motion.
Research and development funded by others represents proceeds received under contracts for jointly funded R&D projects to develop technology that may be commercialized into a product in the future. Initially such proceeds may not yet be recognized in GAAP results if, pursuant to contract terms, the Company may be required to repay all or a portion of the funds provided by the other party under certain conditions. Management believes it is not probable that it will trigger such conditions. Once such conditions have been resolved, the proceeds are recognized in GAAP results, and accordingly, reversed from non-GAAP results.
Restructuring charges incurred are related to our restructuring plans which eliminate redundancies and primarily include severance and restructuring costs related to impairment of leased right-of-use assets or from exiting certain facilities and cancellation of contracts.
Other expense includes accretion of discounts on obligations recorded as a result of abandoned leased facilities for which we continue to be obligated to pay but from which we will receive no future benefit.
Income tax benefits and expense adjustments are those that do not affect cash income taxes payable.
Reconciliations of non-GAAP measures for the historic periods disclosed in this press release appear below. Because of the inherent uncertainty associated with our ability to project future charges, we are also unable to predict their probable significance, particularly related to stock-based compensation and its related tax effects as well as potential impairments, a quantitative reconciliation is not available without unreasonable efforts and accordingly, in reliance on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K, we have not provided a reconciliation for non-GAAP guidance provided for the first quarter 2026.
About MaxLinear, Inc.
MaxLinear, Inc. (Nasdaq:MXL) is a leading provider of radio frequency (RF), analog, digital and mixed-signal integrated circuits for access and connectivity, wired and wireless infrastructure, and industrial and multi-market applications. MaxLinear is headquartered in Carlsbad, California. For more information, please visit www.maxlinear.com.

MXL is MaxLinear’s registered trademark. Other trademarks appearing herein are the property of their respective owners.
MaxLinear, Inc. Investor Relations Contact:
Leslie Green
lgreen@maxlinear.com

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended
	December 31, 2025	September 30, 2025	December 31, 2024
Net revenue	$136,436	$126,459	$92,167
Cost of net revenue	57,879	54,558	40,919
Gross profit	78,557	71,901	51,248
Operating expenses:
Research and development	51,691	54,252	51,278
Selling, general and administrative	41,956	47,674	38,087
Restructuring charges (credits)	(198)	11,264	3,056
Total operating expenses	93,449	113,190	92,421
Loss from operations	(14,892)	(41,289)	(41,173)
Interest income	835	874	1,040
Interest expense	(2,391)	(2,649)	(2,802)
Other income (expense), net	(1,355)	(324)	2,113
Total other income (expense), net	(2,911)	(2,099)	351
Loss before income taxes	(17,803)	(43,388)	(40,822)
Income tax provision (benefit)	(2,906)	2,097	17,016
Net loss	$(14,897)	$(45,485)	$(57,838)
Net loss per share:
Basic	$(0.17)	$(0.52)	$(0.68)
Diluted	$(0.17)	$(0.52)	$(0.68)
Shares used to compute net loss per share:
Basic	87,243	87,186	84,485
Diluted	87,243	87,186	84,485

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Twelve Months Ended
	December 31, 2025	December 31, 2024
Net revenue	$467,641	$360,528
Cost of net revenue	201,827	165,746
Gross profit	265,814	194,782
Operating expenses:
Research and development	208,599	225,189
Selling, general and administrative	159,580	138,329
Impairment losses	—	1,237
Restructuring charges	24,525	53,379
Total operating expenses	392,704	418,134
Loss from operations	(126,890)	(223,352)
Interest income	3,385	6,386
Interest expense	(10,056)	(10,874)
Other income (expense), net	(7,333)	(10,877)
Total other income (expense), net	(14,004)	(15,365)
Loss before income taxes	(140,894)	(238,717)
Income tax provision (benefit)	(4,213)	6,481
Net loss	$(136,681)	$(245,198)
Net loss per share:
Basic	$(1.58)	$(2.93)
Diluted	$(1.58)	$(2.93)
Shares used to compute net loss per share:
Basic	86,588	83,600
Diluted	86,588	83,600

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	December 31, 2025	September 30, 2025	December 31, 2024
Operating Activities
Net loss	$(14,897)	$(45,485)	$(57,838)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Amortization and depreciation	10,788	10,838	11,714
Impairment of other assets	700	—	—
Amortization of debt issuance costs and accretion of discount on debt and leases	451	477	548
Stock-based compensation	19,593	21,511	18,813
Deferred income taxes	(2,515)	275	13,884
Loss on disposal of property and equipment	86	261	—
Impairment of leased right-of-use assets	—	—	2,140
Gain on extinguishment of lease liabilities	(521)	—	(1)
(Gain) loss on foreign currency and other	487	211	(2,226)
Excess tax (benefits) deficiencies on stock-based awards	(492)	1,931	262
Changes in operating assets and liabilities:
Accounts receivable, net	6,812	52,884	(37,534)
Inventory	8,225	(298)	5,720
Prepaid expenses and other assets	(17,527)	1,173	6,742
Accounts payable, accrued expenses and other current liabilities	3,062	(40,139)	17,448
Accrued compensation	7,866	15,047	(2,092)
Accrued price protection liability	(7,346)	(5,681)	(1,071)
Lease liabilities	(2,792)	(2,928)	(2,889)
Other long-term liabilities	(1,574)	47	(1,458)
Net cash provided by (used in) operating activities	10,406	10,124	(27,838)
Investing Activities
Purchases of property and equipment	(3,708)	(5,729)	(2,193)
Purchases of intangible assets	22	(1,012)	(805)
Net cash used in investing activities	(3,686)	(6,741)	(2,998)
Financing Activities
Net proceeds from issuance of common stock	1,391	27	2,512
Minimum tax withholding paid on behalf of employees for restricted stock units	(4)	(12)	(1,091)
Repurchase of common stock	(20,000)	—	—
Net cash provided by (used in) financing activities	(18,613)	15	1,421
Effect of exchange rate changes on cash, cash equivalents and restricted cash	42	(388)	(474)
Increase (decrease) in cash, cash equivalents and restricted cash	(11,851)	3,010	(29,889)
Cash, cash equivalents and restricted cash at beginning of period	113,263	110,253	149,492
Cash, cash equivalents and restricted cash at end of period	$101,412	$113,263	$119,603

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Twelve Months Ended
	December 31, 2025	December 31, 2024
Operating Activities
Net loss	$(136,681)	$(245,198)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Amortization and depreciation	43,992	54,140
Impairment of intangible assets	—	1,237
Impairment of investments and other assets	700	14,000
Amortization of debt issuance costs and accretion of discount on debt and leases	1,929	2,538
Stock-based compensation	77,128	66,021
Deferred income taxes	(8,595)	826
Loss on disposal of property and equipment	1,247	1,068
Impairment of leased right-of-use assets	427	5,555
Gain on extinguishment of lease liabilities	(521)	(555)
Gain (loss) on foreign currency and other	6,159	(1,253)
Excess tax deficiencies on stock-based awards	3,713	3,250
Changes in operating assets and liabilities:
Accounts receivable, net	39,342	85,155
Inventory	12,239	9,565
Prepaid expenses and other assets	(11,874)	(1,873)
Accounts payable, accrued expenses and other current liabilities	(12,484)	(4,569)
Accrued compensation	34,762	919
Accrued price protection liability	(16,908)	(28,283)
Lease liabilities	(11,497)	(10,695)
Other long-term liabilities	(3,459)	2,857
Net cash provided by (used in) operating activities	19,619	(45,295)
Investing Activities
Purchases of property and equipment	(12,598)	(17,680)
Purchases of intangible assets	(7,197)	(5,766)
Net cash used in investing activities	(19,795)	(23,446)
Financing Activities
Net proceeds from issuance of common stock	3,558	4,091
Minimum tax withholding paid on behalf of employees for restricted stock units	(2,217)	(2,805)
Repurchase of common stock	(20,000)	—
Net cash provided by (used in) financing activities	(18,659)	1,286
Effect of exchange rate changes on cash, cash equivalents and restricted cash	644	(1,298)
Decrease in cash, cash equivalents and restricted cash	(18,191)	(68,753)
Cash, cash equivalents and restricted cash at beginning of period	119,603	188,356
Cash, cash equivalents and restricted cash at end of period	$101,412	$119,603

MAXLINEAR, INC.
UNAUDITED GAAP CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2025	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$72,806	$111,859	$118,575
Short-term restricted cash	1,419	1,380	1,003
Accounts receivable, net	46,122	52,934	85,464
Inventory	78,104	86,329	90,343
Prepaid expenses and other current assets	50,390	31,630	28,057
Total current assets	248,841	284,132	323,442
Long-term restricted cash	27,187	24	25
Property and equipment, net	48,873	50,865	59,300
Leased right-of-use assets	15,506	14,624	18,184
Intangible assets, net	48,892	52,066	55,008
Goodwill	318,588	318,588	318,588
Deferred tax assets	77,268	74,764	68,662
Other long-term assets	11,241	13,070	21,430
Total assets	$796,396	$808,133	$864,639

Liabilities and stockholders’ equity
Current liabilities	$186,020	$183,551	$182,284
Long-term lease liabilities	12,313	12,133	16,952
Long-term debt	123,618	123,461	122,996
Other long-term liabilities	22,550	24,261	26,124
Stockholders’ equity	451,895	464,727	516,283
Total liabilities and stockholders’ equity	$796,396	$808,133	$864,639

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS
(in thousands, except per share data)

	Three Months Ended
	December 31, 2025	September 30, 2025	December 31, 2024
GAAP gross profit	$78,557	$71,901	$51,248
Stock-based compensation	121	164	186
Performance-based equity	84	136	8
Amortization of purchased intangible assets	2,583	2,582	2,990
Non-GAAP gross profit	81,345	74,783	54,432

GAAP R&D expenses	51,691	54,252	51,278
Stock-based compensation	(9,443)	(9,750)	(10,862)
Performance-based equity	(5,148)	(7,361)	(743)
Non-GAAP R&D expenses	37,100	37,141	39,673

GAAP SG&A expenses	41,956	47,674	38,087
Stock-based compensation	(10,030)	(11,597)	(7,766)
Performance-based equity	(3,512)	(3,750)	(811)
Amortization of purchased intangible assets	(206)	(350)	(592)
Acquisition and integration costs	(6,093)	(9,572)	(7,261)
Non-GAAP SG&A expenses	22,115	22,405	21,657

GAAP restructuring expenses (credits)	(198)	11,264	3,056
Restructuring charges	198	(11,264)	(3,056)
Non-GAAP restructuring expenses	—	—	—

GAAP loss from operations	(14,892)	(41,289)	(41,173)
Total non-GAAP adjustments	37,022	56,526	34,275
Non-GAAP income (loss) from operations	22,130	15,237	(6,898)

GAAP interest and other income (expense), net	(2,911)	(2,099)	351
Non-recurring interest and other income (expense), net	146	298	326
Non-GAAP interest and other income (expense), net	(2,765)	(1,801)	677

GAAP loss before income taxes	(17,803)	(43,388)	(40,822)
Total non-GAAP adjustments	37,168	56,824	34,601
Non-GAAP income (loss) before income taxes	19,365	13,436	(6,221)

GAAP income tax provision (benefit)	(2,906)	2,097	17,016
Adjustment for non-cash tax benefits/expenses	4,906	(797)	(16,016)
Non-GAAP income tax provision	2,000	1,300	1,000

GAAP net loss	(14,897)	(45,485)	(57,838)
Total non-GAAP adjustments before income taxes	37,168	56,824	34,601
Less: total tax adjustments	4,906	(797)	(16,016)
Non-GAAP net income (loss)	$17,365	$12,136	$(7,221)

Shares used in computing GAAP and non-GAAP basic net income (loss) per share	87,243	87,186	84,485
Shares used in computing GAAP diluted net loss per share	87,243	87,186	84,485
Dilutive common stock equivalents	3,399	671	—
Shares used in computing non-GAAP diluted net income (loss) per share	90,642	87,857	84,485
Non-GAAP basic net income (loss) per share	$0.20	$0.14	$(0.09)
Non-GAAP diluted net income (loss) per share	$0.19	$0.14	$(0.09)

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS
(in thousands, except per share data)

	Twelve Months Ended
	December 31, 2025	December 31, 2024
GAAP gross profit	$265,814	$194,782
Stock-based compensation	722	621
Performance-based equity	331	24
Amortization of purchased intangible assets	10,329	19,798
Non-GAAP gross profit	277,196	215,225

GAAP R&D expenses	208,599	225,189
Stock-based compensation	(41,474)	(38,814)
Performance-based equity	(20,833)	(3,108)
Research and development funded by others	(1,000)	2,000
Non-GAAP R&D expenses	145,292	185,267

GAAP SG&A expenses	159,580	138,329
Stock-based compensation	(34,933)	(26,586)
Performance-based equity	(11,546)	(2,132)
Amortization of purchased intangible assets	(1,739)	(2,366)
Acquisition and integration costs	(22,953)	(8,828)
Non-GAAP SG&A expenses	88,409	98,417

GAAP impairment losses	—	1,237
Impairment losses	—	(1,237)
Non-GAAP impairment losses	—	—

GAAP restructuring expenses	24,525	53,379
Restructuring charges	(24,525)	(53,379)
Non-GAAP restructuring expenses	—	—

GAAP loss from operations	(126,890)	(223,352)
Total non-GAAP adjustments	170,385	154,893
Non-GAAP income (loss) from operations	43,495	(68,459)

GAAP interest and other income (expense), net	(14,004)	(15,365)
Non-recurring interest and other income (expense), net	835	12,233
Non-GAAP interest and other income (expense), net	(13,169)	(3,132)

GAAP loss before income taxes	(140,894)	(238,717)
Total non-GAAP adjustments	171,220	167,126
Non-GAAP income (loss) before income taxes	30,326	(71,591)

GAAP income tax provision (benefit)	(4,213)	6,481
Adjustment for non-cash tax benefits/expenses	7,653	(2,481)
Non-GAAP income tax provision	3,440	4,000

GAAP net loss	(136,681)	(245,198)
Total non-GAAP adjustments before income taxes	171,220	167,126
Less: total tax adjustments	7,653	(2,481)
Non-GAAP net income (loss)	$26,886	$(75,591)

Shares used in computing GAAP and non-GAAP basic net income (loss) per share	86,588	83,600
Shares used in computing GAAP diluted net loss per share	86,588	83,600
Dilutive common stock equivalents	1,300	—
Shares used in computing non-GAAP diluted net income (loss) per share	87,888	83,600
Non-GAAP basic net income (loss) per share	$0.31	$(0.90)
Non-GAAP diluted net income (loss) per share	$0.31	$(0.90)

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
AS A PERCENTAGE OF NET REVENUE

	Three Months Ended
	December 31, 2025	September 30, 2025	December 31, 2024
GAAP gross margin	57.6%	56.9%	55.6%
Stock-based compensation	0.1%	0.1%	0.2%
Performance-based equity	0.1%	0.1%	—%
Amortization of purchased intangible assets	1.9%	2.0%	3.2%
Non-GAAP gross margin	59.6%	59.1%	59.1%

GAAP R&D expenses	37.9%	42.9%	55.6%
Stock-based compensation	(6.9)%	(7.7)%	(11.8)%
Performance-based equity	(3.8)%	(5.8)%	(0.8)%
Non-GAAP R&D expenses	27.2%	29.4%	43.0%

GAAP SG&A expenses	30.8%	37.7%	41.3%
Stock-based compensation	(7.4)%	(9.2)%	(8.4)%
Performance-based equity	(2.6)%	(3.0)%	(0.9)%
Amortization of purchased intangible assets	(0.2)%	(0.3)%	(0.6)%
Acquisition and integration costs	(4.5)%	(7.6)%	(7.9)%
Non-GAAP SG&A expenses	16.2%	17.7%	23.5%

GAAP restructuring expenses (credits)	(0.2)%	8.9%	3.3%
Restructuring charges	0.2%	(8.9)%	(3.3)%
Non-GAAP restructuring expenses	—%	—%	—%

GAAP loss from operations	(10.9)%	(32.7)%	(44.7)%
Total non-GAAP adjustments	27.1%	44.7%	37.2%
Non-GAAP income (loss) from operations	16.2%	12.1%	(7.5)%

GAAP interest and other income (expense), net	(2.1)%	(1.7)%	0.4%
Non-recurring interest and other income (expense), net	0.1%	0.2%	0.4%
Non-GAAP interest and other income (expense), net	(2.0)%	(1.4)%	0.7%

GAAP loss before income taxes	(13.1)%	(34.3)%	(44.3)%
Total non-GAAP adjustments	27.2%	44.9%	37.5%
Non-GAAP income (loss) before income taxes	14.2%	10.6%	(6.8)%

GAAP income tax provision (benefit)	(2.1)%	1.7%	18.5%
Adjustment for non-cash tax benefits/expenses	3.6%	(0.6)%	(17.4)%
Non-GAAP income tax provision	1.5%	1.0%	1.1%

GAAP net loss	(10.9)%	(36.0)%	(62.8)%
Total non-GAAP adjustments before income taxes	27.2%	44.9%	37.5%
Less: total tax adjustments	3.6%	(0.6)%	(17.4)%
Non-GAAP net income (loss)	12.7%	9.6%	(7.8)%

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
AS A PERCENTAGE OF NET REVENUE

	Twelve Months Ended
	December 31, 2025	December 31, 2024
GAAP gross margin	56.8%	54.0%
Stock-based compensation	0.2%	0.2%
Performance-based equity	0.1%	—%
Amortization of purchased intangible assets	2.2%	5.5%
Non-GAAP gross margin	59.3%	59.7%

GAAP R&D expenses	44.6%	62.5%
Stock-based compensation	(8.9)%	(10.8)%
Performance-based equity	(4.5)%	(0.9)%
Research and development funded by others	(0.2)%	0.6%
Non-GAAP R&D expenses	31.1%	51.4%

GAAP SG&A expenses	34.1%	38.4%
Stock-based compensation	(7.5)%	(7.4)%
Performance-based equity	(2.5)%	(0.6)%
Amortization of purchased intangible assets	(0.4)%	(0.7)%
Acquisition and integration costs	(4.9)%	(2.5)%
Non-GAAP SG&A expenses	18.9%	27.3%

GAAP impairment losses	—%	0.3%
Impairment losses	—%	(0.3)%
Non-GAAP impairment losses	—%	—%

GAAP restructuring expenses	5.2%	14.8%
Restructuring charges	(5.2)%	(14.8)%
Non-GAAP restructuring expenses	—%	—%

GAAP loss from operations	(27.1)%	(62.0)%
Total non-GAAP adjustments	36.4%	43.0%
Non-GAAP income (loss) from operations	9.3%	(19.0)%

GAAP interest and other income (expense), net	(3.0)%	(4.3)%
Non-recurring interest and other income (expense), net	0.2%	3.4%
Non-GAAP interest and other income (expense), net	(2.8)%	(0.9)%

GAAP loss before income taxes	(30.1)%	(66.2)%
Total non-GAAP adjustments	36.6%	46.4%
Non-GAAP income (loss) before income taxes	6.5%	(19.9)%

GAAP income tax provision (benefit)	(0.9)%	1.8%
Adjustment for non-cash tax benefits/expenses	1.6%	(0.7)%
Non-GAAP income tax provision	0.7%	1.1%

GAAP net loss	(29.2)%	(68.0)%
Total non-GAAP adjustments before income taxes	36.6%	46.4%
Less: total tax adjustments	1.6%	(0.7)%
Non-GAAP net income (loss)	5.8%	(21.0)%